Clifford L. Neuman, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

February 2, 2005

Golden West Brewing Company, Inc.
945 West 2nd Street
Chico, California 95928

             Re:        Registration Statement on Form SB-2

Sir or Madam:

       We have acted as legal counsel for Golden West Brewing Company, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the sale of 1,000,000 shares of Common Stock by the Company (the "Common Stock"). The Common Stock will be distributed as in the manner set forth in the Registration Statement and Prospectus.

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to and in a manner consistent with the description contained in The Offering included in the Prospectus and upon receipt of all applicable consideration for such Shares, as applicable, will be legally issued, fully paid and nonassessable.

       In rendering this opinion we have considered and opined upon the Delaware Constitution, all applicable provisions of Delaware statutory law and reported judicial decisions interpreting those laws.   We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form SB-2 and to the use of its name in the Registration Statement.
Sincerely,
CLIFFORD L. NEUMAN, P.C.
/s/ Clifford L. Neuman By: Clifford L. Neuman

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